UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 11, 2016 (February 5, 2016)

____________________________

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On February 5, 2016, Pacific Coast Energy Company LP (“PCEC”), a Delaware limited partnership, provided written notice to Breitburn Management Company LLC (“Breitburn Management”), a Delaware limited liability company and wholly owned subsidiary of Breitburn Energy Partners LP (the “Partnership”), a Delaware limited partnership, of its intention to terminate the Third Amended and Restated Administrative Services Agreement, dated as of May 8, 2012, by and between PCEC and Breitburn Management (as amended, the “Agreement”), effective as of June 30, 2016, pursuant to Section 7.1 of the Agreement.
Pursuant to the Agreement, PCEC engaged Breitburn Management to operate PCEC’s assets and to provide certain administrative services to PCEC. In return, PCEC paid Breitburn Management a monthly fixed fee of $700,000 for indirect costs, including general and administrative costs, and Breitburn Management was reimbursed for certain third party costs, long-term incentive compensation costs and direct costs (as defined in the Agreement). The Agreement was set to expire on December 31, 2016, provided, however, in the event PCEC did not receive certain permits from the County of Santa Barbara required to drill at least 50% of the proposed total wells for the Orcutt Hill Resource Enhancement Plan by December 31, 2015, PCEC retained the option to terminate the Agreement effective as of June 30, 2016 by providing Breitburn Management with notice of its intention to terminate the Agreement by February 8, 2016. The deadline to provide notice of termination had been extended on December 22, 2015 to January 31, 2016 and again on January 29, 2016 to February 8, 2016. No early termination penalties will be incurred by Breitburn Management or the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: February 11, 2016	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel and Chief Administrative Officer